Exhibit 10.37

Working Capital Loan Contract

Number: Z2406LN15618892

Working Capital Loan Contract

(Applicable to inclusive e-loan Credit Loan Business)

Bank of Communications Co., Ltd.

Working Capital Loan Contract

Number: Z2406LN15618892

Working Capital Loan Contract

(Applicable to inclusive e-loan Credit Loan Business)

Important Tips Please read the full text of this contract carefully, especially the clauses marked with ▲▲. If you have any questions, please ask the lender for explanation in time.

In view of the fact that the borrower and the co-borrower apply to the lender for the working capital loan quota of inclusive e-loan Credit Loan Business, in order to clarify the rights and obligations of the three parties, the borrower and the co-borrower and the lender have reached an agreement and hereby enter into this contract.

Article 1 Definition

The “Puhui e-loan credit loan” business refers to the small and micro enterprise credit business that the lender issues to the borrower for the borrower’s daily turnover, using the tax data reported and recorded by the borrower at the tax authorities as the main basis for credit calculation, and using data analysis technology to analyze and evaluate.

“Joint borrower” refers to a natural person who bears joint repayment responsibility with the borrower under this contract.

“Credit amount” refers to the maximum amount of the loan balance(under the revolving credit amount) that the lender may issue to the borrower in accordance with the provisions of this contract.

Working Capital Loan Contract

“Revolving credit amount” means that the borrower may apply for the use of the credit amount multiple times in accordance with the provisions of this contract to obtain a loan, but the loan balance cannot exceed the agreed credit amount.

“Loan balance” refers to the sum of the principal amount of the loan obtained by the borrower under this contract and not yet repaid.

“Credit balance” refers to the amount after deducting the loan balance from the credit amount.

“Credit period” refers to the period during which the lender issues a loan to the borrower based on the borrower’s application and the provisions of this contract, which belongs to the period of occurrence of the loan rather than the loan period.

“Loan term” refers to the term of each loan determined by the three parties in the corresponding “Bank of Communications Loan Quota Application” (hereinafter referred to as “Quota Application”).

“Loan Market Reference Rate (LPR)ℽ refers to the loan market reference rate applicable to RMB loans issued by the National Interbank Funding Center on the 20th of each month (postponed if it falls on a holiday).

“Online self-service withdrawal of corporate electronic banking” refers to the function of loan issuance under the corresponding withdrawal application after the relevant credit limit application materials and relevant credit limit conditions submitted by the borrower are reviewed and approved by the lender, and the “Credit Limit Application Form” signed by the borrower through the corporate electronic banking is reviewed and approved by the lender, hereinafter referred to as “online self-service withdrawal”.

“Bank receipt” refers to the valid voucher provided to the borrower as the basis for account processing after the lender issues the loan.

“Bank working day” and “working day” refer to the business day of the bank’s public business in the lender’s location, excluding statutory holidays and rest days ((Except for those open due to holiday adjustments). If the loan date, repayment date, interest payment date and maturity date are non-bank working days, they shall be postponed to the next banking working day accordingly.

Working Capital Loan Contract

“Related persons” refers to the borrower, the authorized person, agent, legal representative, person in charge, controlling shareholder or actual controller, beneficial owner and other direct or indirect related persons of the co-borrower.

“Business related parties” refers to the parties to the transaction under the basic transaction contract and other related entities related to the transaction other than the parties to the transaction, as well as the authorized persons, agents, legal representatives, persons in charge, controlling shareholders or actual controllers, beneficial owners and other parties of such parties to the transaction and related entities.

Terms such as related party, related party transaction and major investor have the same meaning as the same terms in “Enterprise Accounting Standard No. 36 - Related Party Disclosure” (Accounting [2006] No. 3) promulgated by the Ministry of Finance and subsequent revisions to the standard.

“ESG Risk: Environmental”, Social, and Governance Risks.

Article 2 Use of quota

▲ ▲2.1 When the borrower applies for the use of the credit line, he/she shall fill in the “Credit Line Application Form” and the credit line can only be used after the lender’s review and approval. If the borrower uses the online self-service withdrawal function, the “Credit Line Application Form” shall be signed through the corporate electronic bank in accordance with Article 15 of this Contract.

▲ ▲2.2 Each use of the credit line is subject to the following conditions:

(1) The loan balance does not exceed the credit line;

(2) The loan amount applied for does not exceed the credit line balance;

(3) The application date and the loan date are within the credit period;

(4) The loan term and the loan maturity date are in accordance with the provisions of this Contract;

(5) The guarantee contract (if any) under this Contract has come into effect and remains valid. If the guarantee contract is a mortgage contract and/or pledge contract, the security interest has been established and remains valid;

(6) The borrower has completed the government permits, approvals, registrations and other formalities required by law and required by the lender when applying for the loan, and such permits, approvals and registrations have been completed. or the registration remains valid;

Working Capital Loan Contract

(7) After the entry into force of this Contract, the Borrower’s operating and financial conditions have not undergone any major adverse changes, and the credit of the co-borrowers has not deteriorated or experienced any major changes or other events that have or may have a major adverse impact on the repayment ability;

(8) The Borrower’s application complies with the requirements of the Lender’s relevant rules and regulations;

(9) The Borrower and the co-borrowers have not violated the provisions of this Contract;

(10) The payment method of the loan complies with the provisions of this Contract. If the Lender is entrusted to pay, the Lender agrees to pay;

▲ ▲2.3 If the Lender agrees to issue the loan, the final loan information shall be based on the bank receipt. The “Credit Line Application Form” shall serve as the “Loan Certificate”.

▲ ▲2.4 If the currency of the “Credit Line Application Form” is inconsistent with the currency of the credit line, it shall be converted at the exchange rate announced by Bank of Communications Co., Ltd. at the beginning of each day for the purpose of determining the credit line balance. If there is no directly applicable exchange rate, it shall be converted at the exchange rate determined by Bank of Communications Co., Ltd. in a reasonable manner.

▲ ▲2.5 After the borrower becomes a shareholder of the guarantor or a “de facto controller” as defined in the Company Law, the lender has the right to suspend or cancel the unused loan amount of the borrower before the guarantor provides the lender with a resolution of its shareholders’ meeting (general meeting of shareholders) on agreeing to provide a guarantee for the borrower.

Article 3 Interest rate and interest calculation

3.1 Basic rules for determining interest rates

3.1.1 The annual interest rate (simple interest) of the loan under this contract shall be agreed upon in the “Credit Line Application Form” after negotiation between the three parties each time the credit line is used. If the annual interest rate value is determined based on the pricing benchmark, the annual interest rate value shall be calculated based on the pricing benchmark agreed in the “Credit Line Application Form” plus (minus) points (1 basis point is 0.01 percent,1 percentage point is 100 basis points).

Working Capital Loan Contract

If the three parties agree to apply a fixed interest rate in the “Credit Line Application Form”, and the fixed interest rate value column records a specific value, the specific interest rate of each loan shall be based on the value recorded in the fixed interest rate value column in the “Credit Line Application Form”, and such specific value shall be determined based on the specific value of the Loan Market Reference Rate (LPR) applicable on the applicable date of the pricing benchmark agreed in the “Credit Line Application Form” (hereinafter referred to as: “LPR Value”), and the plus (minus) point value agreed in the “Credit Line Application Form”. If the fixed interest rate value column does not record a specific value, the specific interest rate of each loan shall be determined based on the LPR value applicable on the applicable date of the pricing benchmark agreed in the “Credit Line Application Form” and the plus (minus) point value agreed in the “Credit Line Application Form”.

If the three parties agree in the “Credit Line Application Form” to apply a floating interest rate, the specific interest rate of each loan shall be determined based on the LPR value applicable to the “Pricing Benchmark Applicable Date” agreed in the “Credit Line Application Form”, according to the plus (minus) point value, interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit and specific date floating start date (if necessary) agreed in the “Credit Line Application Form”.

3.1.3 Daily interest rate = monthly interest rate/30, monthly interest rate = annual interest rate/12.

▲ ▲ 3.2 Loan interest rate

The loan interest rate of each loan at the time of loan disbursement shall be determined based on the LPR value applicable to the “Pricing Benchmark Applicable Date” agreed in the corresponding “Credit Line Application Form” and according to the plus (minus) point value agreed in the “Credit Line Application Form”. Taking the “Pricing Benchmark Applicable Date” as day T, the LPR value applicable to day T is the value of the loan market quotation rate (LPR) most recently published before day T.

3.3 Adjustment of interest rate

3.3.1 If the “Credit Line Application Form” records a fixed interest rate, the interest rate recorded in the loan shall be applied during the loan period.

▲ ▲ 3.3.2 If the “Credit Line Application Form” records a floating interest rate, the loan interest rate adjustment date shall be determined according to the interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit and specific date floating start date (if necessary) agreed in the “Credit Line Application Form” and the relevant provisions of this contract, and the adjusted interest rate shall apply from the loan interest rate adjustment date.

Working Capital Loan Contract

3.3.2.1 During the loan period, the loan interest rate adjustment cycle shall be calculated from the “loan account date” or “specific date floating start date” according to the “interest rate floating rules” selected for “floating according to the loan account date” or “floating according to the specific start date”. Fill in the number of interest rate floating cycles in the interest rate floating cycle blank, and the interest rate floating cycle unit can be selected as daily or monthly. If the number of interest rate floating cycles is filled in with “1” and the floating cycle unit is selected as “Daily”, then starting from the “loan entry date” or “specific date floating start date”, every day is the loan interest rate adjustment day; if the number of interest rate floating cycles is filled in with “3” and the floating cycle unit is selected as “Daily”, then starting from the “loan entry date” or “specific date floating start date”, every 3 days will be the loan interest rate adjustment day; if the number of interest rate floating cycles is filled in with “1” and the floating cycle unit is selected as “Monthly”, then starting from the “loan entry date” or “specific date floating start date”, every 1 month will be the loan interest rate adjustment day; if the number of interest rate floating cycles is filled in with “3” and the floating cycle unit is selected as “Monthly”, then starting from the “loan entry date” or “specific date floating start date”, every 3 months will be the loan interest rate adjustment day, and so on

3.3.2.2 The loan interest rate on the loan interest rate adjustment date is determined based on the LPR value applicable on the loan interest rate adjustment date. Unless otherwise agreed in this contract or the three parties reach an agreement to adjust the interest rate plus (minus) point value, the interest rate plus (minus) point value shall still be implemented according to the interest rate plus (minus) point value agreed in the “Credit Line Application Form” corresponding to the loan. The “loan interest rate adjustment date” is T day, and the LPR value applicable on T day is the value of the loan market benchmark rate (LPR) most recently published before T day.

▲ ▲ 3.3.3 If the loan market benchmark rate (LPR) is cancelled or the corresponding issuing agency stops issuing it according to regulatory requirements, the three parties shall negotiate and adjust the loan interest rate separately, but the adjusted interest rate shall not be lower than the applicable interest rate at that time; if the three parties have not reached an agreement on the adjusted interest rate for more than 1 month since the loan market benchmark rate (LPR) was cancelled or stopped issuing, the lender has the right to declare the loan to be due early.

Working Capital Loan Contract

▲ ▲ 3.3.4 The three parties may adjust the value of the plus (minus) points of the corresponding loan interest rate after consensus on each loan interest rate adjustment date.

3.4 The penalty interest rate for overdue loans shall be increased by 50% according to the interest rate agreed in this contract, and the penalty interest rate for misappropriated loans shall be increased by 100% according to the interest rate agreed in this contract. If the loan market quotation rate (LPR) of floating interest rate loans is adjusted, the lender has the right to adjust the penalty interest rate applicable to each loan accordingly, and the new penalty interest rate shall apply from the date of loan interest rate adjustment agreed in the corresponding “Application for Credit Limit Use”.

3.5 Calculation of interest

3.5.1 Normal interest = interest rate agreed in this contract × loan amount × number of days occupied.

The number of days occupied is calculated from the loan date (inclusive) to the due date (exclusive). If the due date is a non-working day, it shall be postponed. The postponement period shall be included in the number of days occupied, and interest shall still be calculated according to the agreement of this contract.

3.5.2 The penalty interest for overdue loans and misappropriated loans shall be calculated based on the amount of overdue or misappropriated loans and the actual number of days (from the date of overdue or misappropriation (inclusive) to the date of repayment of principal and interest (excluding)).

3.5.3 If the calculated interest/penalty interest has more decimal places, the lender will round it to two decimal places.

▲ ▲ 3.6 If the borrower repays the loan in advance or the lender recovers the loan in advance according to the agreement of this contract,the corresponding interest rate level will not be adjusted and will still be implemented according to the interest rate agreed in this contract.

Article 4 Payment of Loans

4.1 The loan account designated by the borrower shall be subject to the agreement in the “Credit Line Application Form”. If the loan account designated by the borrower is a special loan issuance account opened at the lender, the issuance and payment of the loan shall be handled through this account. This account is only used for the issuance of loan funds and external payments. It only sells “Settlement Business Application Form” vouchers. It cannot handle checks, bills of exchange, bank acceptance bills and other businesses, and cannot be used for other settlements. When the borrower pays for the transfer of loan funds on his own, it must be handled at the account opening counter. The deposit interest of this account is credited to the borrower’s repayment account.

Working Capital Loan Contract

4.2 When the borrower draws the loan in accordance with the provisions of this contract, the payment method shall be specified (payment by the lender on behalf of the borrower or payment by the borrower on his own initiative). Only one payment method can be used for each withdrawal.

4.3 Payment by the lender on behalf of the lender means that the lender, in accordance with the borrower’s entrusted payment letter, directly pays the loan funds through the borrower’s account to the borrower’s counterparty for the purpose agreed in this contract after issuing the loan in accordance with the provisions of this contract.

If the amount of a single payment exceeds the autonomous payment limit or meets one of the conditions stipulated in Article 17.3, the loan entrusted payment method shall be adopted.

If the borrower is entrusted to pay, the borrower shall submit to the lender an application for the use of the credit limit, the corresponding entrusted payment letter and other information required by the lender (including but not limited to business contracts, invoices, receipts and other transaction information), specifying the amount of the loan to be drawn and the object and amount of payment. The amount of the loan to be drawn shall be equal to the total amount to be paid.

▲ ▲If the payment to be made by the borrower does not comply with the provisions of this contract or the corresponding business contract or has other defects, the lender has the right to refuse payment and return the entrusted payment letter submitted by the borrower.

▲ ▲If the lender agrees to pay, if the payment cannot be made or a payment refund occurs due to incorrect information provided by the borrower, the borrower must resubmit relevant documents and materials containing correct information within the time limit specified by the lender. The lender shall not be responsible for any delay or failure in payment.

4.4 Borrower’s autonomous payment means that after the lender releases the loan funds to the borrower’s account in accordance with the provisions of this contract, the borrower shall autonomously pay to the borrower’s counterparty for the purpose agreed in this contract.

If the borrower adopts autonomous payment, the borrower shall submit to the lender an application for the use of the quota, a statement of the use of funds and other materials required by the lender. The borrower shall report the payment of loan funds to the lender on time. The lender has the right to verify whether the loan payment is in accordance with the agreed purpose through account analysis, voucher inspection, on-site investigation, etc. The borrower and co-borrower must cooperate with the lender’s verification.

Working Capital Loan Contract

Article 5 Repayment of the loan

5.1 The borrower’s repayment account shall be based on the agreement in the “Credit Line Application Form”. If multiple repayment accounts are agreed, the lender may use the funds in any account for loan repayment. The borrower and co-borrower shall repay the loan according to the repayment date and amount recorded in the corresponding “Credit Line Application Form”.

▲ ▲ 5.2 The repayment arrangements for principal and interest agreed by the borrower, co-borrower and lender in the “Credit Line Application Form” are the true intentions reached by the three parties on a voluntary basis after consultation. Under the repayment arrangement selected by the three parties, whether the principal is repaid before the interest does not affect the repayment responsibility of the borrower and co-borrower for the interest payable, and the borrower and co-borrower shall not raise any defense against the repayment of the interest payable. Under any repayment arrangement, the borrower and co-borrowers shall be responsible for the repayment of all principal and interest payable.

▲ ▲ 5.3 When the repayments made by the borrower and co-borrowers (including the repayments made by the borrower and co-borrowers on their own initiative and the deductions made by the lender in accordance with the provisions of this contract) cannot fully repay all debts:

(1) The repayments shall first be used to repay the overdue unpaid expenses. If the principal and interest are overdue for less than 90 days, the balance after the compensation fee shall be used to offset the overdue interest or penalty interest, compound interest, and then to offset the overdue principal; if the principal or interest is overdue for more than 90 days, the balance after the compensation fee shall be used to offset the overdue principal first, and then to offset the overdue interest or penalty interest, compound interest;

(2) If the borrower has multiple debts (including the borrower’s debts to the lender under other contracts), the lender has the right to decide the order of repayment of the borrower’s various debts, as long as such repayment order does not violate the mandatory provisions of the laws, regulations, rules and regulations and relevant regulatory requirements applicable to the lender. The lender shall notify the borrower of the results of the debt repayment. Unless the three parties have otherwise agreed on this matter.

Working Capital Loan Contract

Article 6 Statements and Warranties of the Borrower and Co-borrowers

6.1 The Borrower is established and legally exists. The Borrower and Co-borrowers have all necessary rights and capabilities, and can perform the obligations of this Contract in their own name and bear civil liability.

6.2 The signing and performance of this Contract is the true intention of the Borrower and Co-borrowers, and has been approved and authorized by all necessary parties, and there is no legal defect.

6.3 The Borrower and Co-borrowers are legal and compliant in production and operation, have sustainable operating capacity, have legal sources of repayment, are not involved in major ESG risks, and have no major bad credit records. The senior management of the Borrower has no bad records.

6.4 All documents, reports, materials and information provided by the Borrower and Co-borrowers to the Lender in the process of signing and performing this Contract are true, accurate, complete and valid, and no information that may affect their financial status and repayment ability is concealed from the Lender. The Borrower’s financial status has not changed significantly since the latest financial statement reporting date.

▲ ▲6.5 The borrower and co-borrower and their related persons and business-related parties are not on the sanctions list issued by the United Nations and relevant countries, organizations and institutions, and are not on the list of enterprises or individuals on the risk list of terrorism and money laundering issued by Chinese government departments or competent authorities; they are not located in countries and regions sanctioned by the United Nations and relevant countries, organizations and institutions.

▲ ▲6.6 The borrower and co-borrower guarantee to abide by the national anti-money laundering laws, regulations and relevant policy requirements, and will not assist others in money laundering, terrorist financing, tax evasion, evasion of bank debts, cash withdrawal, telecommunications fraud, illegal fundraising and other illegal activities, and actively cooperate with the lender to carry out various anti-money laundering work such as customer identity identification, transaction record preservation, customer identity and transaction background due diligence, large and suspicious transaction reports, and provide relevant certification materials as required by the lender.

Working Capital Loan Contract

6.7 If the borrower is a Class A or Class B customer based on the ESG risks faced by the industry to which the borrower belongs, the borrower promises that:

(1) the borrower’s internal management documents related to ESG risks comply with the requirements of laws and regulations and are effectively implemented;

(2) the borrower does not have any major litigation cases involving ESG risks;

(3) all the borrower’s behaviors and performance related to ESG risks are in compliance.

Article 7 Rights and Obligations of the Lender

7.1 The Lender has the right to recover the loan principal and interest (including compound interest, penalty interest for overdue and misappropriated loans, etc.) in accordance with the provisions of this Contract, collect fees payable by the Borrower and co-borrowers, and has the right to decide in advance to recover the loan based on the borrower’s capital recovery situation, and exercise other rights stipulated by law or this Contract.

▲▲7.2 During the performance of this Contract, the Lender will only conduct a formal review of the information provided by the Borrower and co-borrowers. The Lender shall not be liable if the Lender fails to complete the entrusted payment in time due to the untrue, inaccurate or incomplete materials provided by the Borrower and the Co-borrower or the Borrower violates the provisions of this Contract to make payment.

▲ ▲7.3 The Lender shall issue the loan and make payment in accordance with the provisions of this Contract. The Lender shall not be liable if the Lender fails to issue the loan or make payment on time due to any of the following reasons, but shall notify the Borrower in time: the borrower’s designated lending account is frozen, the payment object account is frozen, force majeure, communication or network failure, lender system failure, etc. Unless otherwise agreed in this Contract.

▲ ▲7.4 According to the regulatory requirements that the Lender needs to follow, the Lender will conduct a dynamic assessment of the Borrower’s risk level related to money laundering, terrorist financing, tax evasion, etc., and has the right to take one or all of the measures stipulated in Article 9.2 when it believes that the Borrower and its related businesses are suspected of money laundering, terrorist financing, and tax evasion.

Working Capital Loan Contract

Article 8 Obligations of the Borrower and Co-borrowers

8.1 The Borrower and Co-borrowers shall repay the principal of the loan under this Contract and pay the interest according to the time, amount, currency and interest rate recorded in this Contract and the corresponding Credit Line Application Form”.

The funds recovery account designated by the Borrower is used to collect the corresponding sales revenue or planned repayment funds. If the corresponding sales revenue is settled in non-cash form, the Borrower shall ensure that the funds are transferred to the funds recovery account in a timely manner after receiving the funds. The Borrower shall provide the funds in and out of the funds recovery account as required by the Lender.

8.2 The Borrower shall use the loan in accordance with the purposes specified in this Contract and the corresponding “Credit Line Application Form”. The loan shall not be used for other purposes, and the loan shall not be re-lent, used for fixed asset investment, equity investment, purchase of other financial products, and fields and purposes prohibited by the State for production and operation.

The borrower shall use the loan funds in the agreed manner and shall not circumvent the lender’s entrusted payment by breaking the whole into small parts; if the borrower pays independently, the borrower shall use the loan within a reasonable time according to the requirements of the lender’s regulatory authority, and the payment of loan funds shall comply with the provisions of this contract.

▲ ▲8.3 The borrower and the co-borrower shall bear the settlement fees (if any) for the payment of loan funds (including the lender’s entrusted payment and the borrower’s independent payment). The specific charges shall be implemented in accordance with the laws, regulations, rules, regulatory provisions and the “List of Bank of Communications Service Fees” published by the lender and effective at that time.

If the lending account is not a special loan disbursement account, when the loan funds are paid (including entrusted payment by the lender and independent payment by the borrower), if the receiving account is an account of another bank in another place, the funds payment shall be handled through the payment system of the People’s Bank of China.

▲ ▲ 8.4 The borrower and the co-borrower shall cooperate with the lender in loan payment management and supervision and inspection of loan use and borrower operation, and promptly provide the lender with financial statements, loan fund use records and materials, related party and related party transaction information, ESG risk reports, other materials and information required by the lender for post-loan risk management needs, and ensure that the documents, materials and information provided are true, complete and accurate.

Working Capital Loan Contract

▲ ▲ 8.5 In any of the following matters, the borrower or the co-borrower shall notify the Lender at least 30 days in advance,moreover, no action shall be taken until the repayment of all the principal and interest of the Loan under this Contract or the provision of repayment schemes and guarantees approved by the Lender:

(1) Disposal of all or most of the assets or important assets, by sale, gift, lease, loan, transfer, mortgage, pledge or other means；

(2) Management system or property right organization form produces major change,including but not limited to the implementation of contracting, leasing, joint venture, company system transformation, joint-stock cooperative system transformation, enterprise sale, merger (merger), joint venture (cooperation), division, establishment of subsidiaries, equity transfer, property right transfer, capital reduction, etc.

(3) External investment or increasing debt financing exceeds the agreed limit.

▲ ▲ 8.6 The Borrower shall notify the Lender in writing within 7 days from the date of occurrence or possibility of the following matters and cooperate with the submission of relevant certificates in accordance with laws and regulations, regulatory provisions and requirements of the Lender:

(1) The Borrower or its affiliated parties amend the articles of association，change the name of the enterprise、legal representative (responsible person)、dwelling place、postal address or sphere of business or other business registration items，or make decisions that have a significant impact on finance and personnel;

(2) The Borrower, its affiliates or guarantors intend to file for bankruptcy or may or may have been filed for bankruptcy by creditors;

(3) The Borrower or its affiliated parties are involved in major litigation, arbitration, administrative measures. Major assets or the security under the Contract are taken for property preservation or other compulsory measures,or,the safety and integrity of the main assets or the collateral under this Contract is or may be affected or reduced in value;

Working Capital Loan Contract

(4) The Borrower or its affiliates provide security for a third party and thereby have a material adverse impact on its economic condition, financial position or ability to perform its obligations hereunder;

(5) The borrower or its affiliated party signs a contract with a material impact on its operation and financial position;

(6) The borrower shall pay off the outstanding debts in advance or first pay off other debts due、make any similar arrangement or sign any form of new mortgage or pledge of other existing debts;

(7) The borrower, its affiliated party or the guarantor shall stop production, close business, dissolve, suspend business for rectification, be revoked or its business license is revoked;

(8) The Borrower or its affiliates, the principal investor of the Borrower or its affiliated parties, the legal representative (responsible person), directors or principal managers of the Borrower or its affiliates may be missing, involving violations or violations of the applicable exchange rules or have abnormal changes;

(9) The borrower or its affiliated parties have experienced serious difficulties in their operation，or the financial situation of the borrower or its affiliates has deteriorated，Or other events that have a negative impact on the operation, financial position or solvency or economic situation of the Borrower or its related parties;

(10) A related party transaction occurs, and the transaction amount reaches or exceeds 10% of the recently audited net assets;

(11) The Borrower becomes or may become a guarantor shareholder or an “actual controller” as defined in the Companies Act before paying off all debts under this Contract;

(12) The borrower or its affiliated party causes the liability accident or is exposed by the media for the violation of laws and regulations, regulatory regulations, national policies or industry standards, etc;

(13) Safety or environmental accidents have occurred to the borrower or its affiliated parties;

(14) The control or the controlled relationship between the related party of the borrower and the borrower changes;

(15) Major equity change of the borrower or its related party；

Working Capital Loan Contract

(16) The audit opinion of the borrower’s external auditor on its financial statements is not a standard unqualified opinion;

(17) The Borrower is or may be investigated, punished or taken by competent authorities for violation of laws, regulations and / or regulatory requirements;

(18) The Borrower or its related persons and business related parties are included in the sanction list issued by the United Nations and relevant countries, organizations and agencies,and the list of risks related to terrorism and money laundering issued by Chinese government departments or competent authorities；Or the borrower or its relevant persons or the business relevant parties are included in the list of countries and regions imposed by the United Nations and relevant countries, organizations and agencies;

(19) Other material adverse events that affect the solvency of the Borrower or its affiliated parties occur;

(20) Depending on the ESG risk of the borrower’s industry, as A Class A or Class B customer, the borrower occurs or may occur from any of the following:

① All kinds of permission, approval and approval situation related to ESG risk in the process of commencement, construction, operation and shutdown；

② Assessment and inspection of the ESG risk by the regulatory authority or its approved agency;

③ Supporting construction and operation of environmental facilities;

④ Discharge and standards of pollutants;

⑤ Safety and health conditions of the employees;

⑥ Major complaints and protests from neighboring communities against borrowers;

⑦ Major environmental and social claims;

⑧ Other material circumstances that lenders consider related to ESG risk.

▲ ▲ 8.7 The guarantee under this contract is not conducive to the creditor’s rights of the lender in case of any change, the Borrower shall promptly provide other guarantees approved by the lender as required by the Lender.

“Changes” mentioned in this paragraph include but are not limited to: The guarantor merges, divides, stops production, closes, dissolved, suspended business for rectification, was revoked, revoked business license, applied for or filed for bankruptcy; There is a significant change in the operating or financial position of the guarantor; The guarantor is involved in major litigation, arbitration, administrative measures, or the main assets are taken for property preservation or other compulsory measures; The safe and sound condition of the collateral is affected or may be affected;The value of the security is reduced or may be reduced or compulsory measures such as property preservation such as seizure;The guarantor or its legal representative (responsible person) or the main management personnel is involved in the violation or violation of the applicable exchange rules; If the guarantor is an individual, the guarantor is missing or dead (declared dead); The guarantor violates the contract under the security contract; A dispute arises between the guarantor and the borrower; The guarantor requests the termination of the security contract; The guarantee contract is not effective or invalid or revoked; The security real right is not established or is invalid; Or other events affecting the security of the lender’s creditor’s rights.

Working Capital Loan Contract

▲ ▲8.8 Borrower promises:From the date of signing this Contract to the completion of all loan principal, principal and interest and related expenses under this Contract, the borrower’s financial indicators, external rating and production and operation qualification / license shall always be in accordance with the contract. If the production and operation qualification / license requires annual examination, it shall pass the annual examination on time.

8.9 Borrower and Co-Borrower guarantee that Borrower, Co-Borrower and Borrower’s employees and Agents do not make any request to Lender or its employees in any form Provide, give, claim or accept any form of material benefits (including but not limited to cash, physical cards, travel, etc.) other than those agreed herein; The funds or services provided by the lender are not used in any form, either directly or indirectly, for activities related to corruption or bribery; If the Borrower and the co-borrower are aware of any violation of this Treaty, they shall timely, truthfully, completely and accurately provide the clues and relevant information to the Lender, and cooperate with the relevant matters according to the requirements of the Lender.

8.10 The co-borrower and the borrower bear the same repayment responsibility. Once the lender makes the loan as agreed herein, the lender may claim all the claims to the borrower or either party of the co-borrower.Neither the borrower or the joint borrower shall refuse to perform the repayment obligation to the lender with any internal agreement or any other objection to the debt undertaking.The borrower shall not refuse to perform the repayment obligation on the grounds that the loan is used or misappropriated by the joint borrower, and the joint borrower shall not refuse to perform the repayment obligation on the grounds that the loan is used or misappropriated by the borrower.

8.11 The Joint Borrower shall notify the Lender in writing within 7 days from the occurrence of the following:

(1) Litigation, arbitration, administrative measures, property preservation measures, enforcement measures or other major adverse events that have or may have significant adverse effects on the repayment ability of the joint borrower shall occur;

Working Capital Loan Contract

(2) Significant changes in the work and income of the co-borrower or his / her family members;

(3) The name, residence, contact information, business scope and mode of the joint borrower shall be changed;

(4) Firm name and other investors’ residence, investment amount, investment mode of investment, etc make changes;

(5) The joint borrower sells, rents, transfers or otherwise dispose of all or most of the trade assets;

(6) The transaction of the loan orientation has negative changes or the transaction progress is abnormal;

(7) Other circumstances in which the loss or possible loss of the ability to repay occurs.

8.12 Depending on the ESG risk of the borrower’s industry, under a Class A or Class B customer, the borrower shall undertake the following obligations:

(1) Establish and improve the internal ESG risk management system, and stipulate the responsibilities, obligations and punishment measures of the relevant responsible personnel of the borrower in detail;

(2) Establish and improve the ESG risk emergency response mechanism and measures;

(3) Set up special departments and / or designate special personnel to be responsible for ESG risk matters;

(4) Cooperate with the Lender or its approved third party in the assessment and inspection of the borrower’s ESG risk;

(5) To respond appropriately or take other necessary actions when the public or other stakeholders strongly challenge the borrower’s performance to control the ESG risk;

(6) Urge the borrower to strengthen management to prevent the ESG risk of the related party to the borrower;

(7) Perform other obligations that the Lender considers to be relevant to controlling ESG risks.

Working Capital Loan Contract

▲▲Article 9 Adjustment of quotas, early maturity of loans, and risk repricing

9.1 Any of the following events shall be considered as “early expiration events” of the Contract:

(1) The borrower and the co-borrower fail to repay the loan principal or pay the interest as agreed in the Application for Limit Use herein;

(2) The representations and warranties made by the borrower and the co-borrower under this Contract are not true;

(3) Any item listed in Article 8.6 and Article 8.11 actually occurs, which affects or may affect the security of the Lender’s claims or causes to increase the risk of the Lender;

(4) The loans made by the Lender as agreed herein constitute or may constitute illegal or illegal due to changes in laws, regulations and regulatory policies;

(5) In the performance of other contracts concluded with the Lender or the default or debt may or have been declared to be due in advance with a third party;

(6) The borrower and the co-borrower violate any other provisions of this Contract.

(7) Depending on the ESG risk of the borrower, the borrower of a Class A or B customer has any of the following events:

① The borrower is punished by the relevant government departments for poor ESG risk management;

② Borrowers are strongly questioned by the public and / or the media due to poor ESG risk management. It is verified that the relevant situation does exist;

③ The Borrower breaches its obligations with the Lender in relation to the ESG risk management as agreed in other contracts.

9.2 When any “early maturity event” occurs, the lender has the right to take one, many or all of the following measures:

(1) Reduce, suspend or cancel the amount under this contract;

(2) Stop issuing loans that the borrower has not;

(3) Payment of the loans that have been used but are not yet used by the borrower shall be stopped;

Working Capital Loan Contract

(4) The borrower is required to negotiate with the lender on the supplementary loan issuance and payment conditions within a limited time;

(5) The borrower is required to change the payment method as required by the lender;

(6) The risk repricing of the execution of the loan shall be stipulated in accordance with Article 9.3;

(7) Unilaterally declare that the principal of the loan issued under the contract is due in advance and require the borrower and the co-borrower to immediately repay all the principal and settle the interest.

9.3 According to the production and operation of the borrower at the time of signing this Contract, the three parties determine the agreed interest rate and its adjustment after consensus through negotiation.The Borrower and the Co-Borrower agree that in the event of the Lender shall have the right to execute the risk repricing of the Loan as defined in this Agreement.

9.3.1 Risk repricing includes negotiating repricing and directly raising the loan interest rate. The risk repricing method adopted in this contract is agreed upon by the three parties in Article 18.

9.3.2 “Negotiated repricing” means that the lender has the right to require the borrower and the co-borrower to negotiate with the lender to raise the loan interest rate within a limited time limit, and the three parties shall determine the “repricing date” and the specific agreement of the relevant interest rates in the form of a supplementary agreement.

9.3.3 Direct increase in the loan interest rate” means that the Lender has the right to directly increase the loan interest rate in accordance with this Article and Article 18.

9.3.3.1 From the “repricing date” on which the lender in writing notifies the Borrower and the co-borrower, the increased loan interest rate shall be applied to the borrower and the co-borrower for all outstanding loans as of the “repricing Date”.

9.3.3.2 If the loan currency is RMB, the loan interest rate of each loan shall be determined according to the plus (minus) point value specified in Article 18.2 on the basis of the LPR value applicable to the “Repricing Date. 2”. The “repricing day” is taken as the T day, and the applicable LPR value on the T day is the loan market quoted interest rate (LPR) value most recently released by the T day.

9.3.4 After the lender implements the risk repricing according to the aforementioned agreement, the new interest rate shall be implemented starting from the “repricing date”.On the basis of this interest rate, the fluctuation shall be adjusted in accordance with Article 3 hereof. If the three parties agree to change the relevant agreement through consultation, the agreement after the change shall be implemented. If the loan is overdue (including the borrower and the co-borrower fail to repay on time or the lender announces the early maturity) or misappropriated, the overdue and misappropriated penalty interest rate shall be determined on the basis of the new interest rate (including the floating adjusted interest rate agreed herein), and the interest rate calculated compound interest shall be adjusted accordingly.

Working Capital Loan Contract

9.3.5 The execution of “risk repricing” shall not be deemed or construed as a waiver of other rights stipulated by laws and regulations and agreed herein.The Lender shall have the right to take other protective measures for creditor’s rights, including, but not limited to, any according to the measures specified in Article 9.2 .

▲▲Article 10 Breach of faith

10.1 If the borrower or the co-borrower fails to repay the loan principal or pay the interest in full on time or fails to use the loan for the purposes specified in this contract and the Application for Using the Limit, the lender shall collect the penalty interest rate on the overdue loan or the penalty interest rate of the misappropriated loan and recoup the unpaid interest payable. If the penalty interest rate is adjusted according to the contract, the interest rate calculated as compound interest will also be adjusted accordingly.

10.2 If the borrower or the co-borrower fails to repay the loan principal and pay the interest in full and on time, it shall jointly bear the collection paid by the lender for the realization of the creditor’s rights Fees, legal costs (or arbitration fee), preservation fee, announcement fee, execution fee, attorney fee, travel expenses and other expenses.

▲▲Article 11 The deduction agreement

11.1 uthorized by the Borrower and the co-borrower for the loan principal, interest, penalty interest, compound interest or other expenses due and payable, the lender has the right to deduct the funds from any account opened by the borrower or the co-borrower in all branches of Bank of Communications Co., Ltd. for repayment.

11.2 After the deduction, the lender shall notify the borrower of the account number involved, the contract number, the serial number of the Application form for the Use of the Limit, the amount deducted and the remaining debt amount.

11.3 If the deducted proceeds are insufficient to pay off all the debts of the borrower, the debts to be repaid shall be determined in accordance with this contract.

11.4 In the inconsistency of the deduction and the currency of the debt to be repaid, the amount shall be converted into the amount of the debt at the exchange rate published by Bank of Communications Limited at the time of deduction.If it is necessary to go through the procedures of foreign exchange settlement, sale or foreign exchange, the borrower and the co-borrower shall be obliged to assist the lender in handling the procedures as required by the lender, and the exchange rate risk shall be borne by the borrower and the co-borrower.

Working Capital Loan Contract

▲▲Article 12 Notify

12.1 The contact information (including mailing address, contact telephone number, fax number, etc.) provided by the borrower and the co-borrower in this contract are all true and valid. In case of any change of contact information, the borrower or the co-borrower shall immediately mail or serve the change information in writing to the mailing address of the Lender to fill in this Contract. Such change in information shall take effect after the Lender receives a notice of the change.

12.2 Unless otherwise expressly agreed herein, with any notice from the Lender to the Borrower or the Co-Borrower, the Lender has the right to proceed in any of the following means. The Lender has the right to choose the form of notification it thinks fit and shall not be liable for error, omissions or delay in mail, fax, telephone or any other communications system. If the lender chooses a variety of notification methods at the same time, the faster arrival of the borrower or the co-borrower shall prevail. In the same event, the lender issues more than one notice to the borrower or the joint borrower, unless otherwise specified in the notice, only after the time of the notice is given.

(1) Announcement, the date on which the lender issues the announcement on its website, online banking, telephone banking or business branch shall be regarded as the date of service;

(2) The earlier date of delivery by the borrower or the co-borrower shall be deemed as the date of delivery;

(3) Mail (including express mail, express mail, express mail, registered mail) is delivered at the latest valid mailing address provided by the borrower or the co-borrower, which shall be deemed on the third day (in the same city) / the fifth day (in other places) as the date of delivery;

(4) If a fax, mobile phone SMS or other electronic communication method is delivered to the fax number, mobile phone number or email address or wechat signal recently effectively provided by the borrower or the co-borrower, the date of delivery shall be deemed as the date of delivery. The aforementioned service means that the relevant information enters the server terminal of the service provider without the actual display of the relevant information on the customer terminal.

12.3 The Borrower and the co-borrower agree that unless the Lender receives a written notice from the Borrower and the co-Borrower regarding the change of mailing address or the Borrower and the co-borrower directly submit the confirmation of service address to the court, the Borrower and the co-borrower shall fill in this Contract at the court to the Borrower and the common The address at which the borrower serves the judicial documents and other written documents.The scope of application of the above service address includes but is not limited to the first instance of civil litigation, objection to jurisdiction, reconsideration, second instance, retrial, retrial and execution procedures, etc.

In the course of dispute settlement of this Contract, the court shall have the right to serve judicial documents and other written documents to the Borrower and the co-borrower through any means of communication as stipulated in Article 12.2. The court shall have the power to choose the mode of communication that it thinks fit and shall not be liable for any error, omission or delay in mail, fax, telephone, telex or any other communication system. If the court chooses multiple modes of communication at the same time, the faster arrival of the borrower or the co-borrower shall prevail.

12.4 This Treaty is a separate dispute resolution clause in the contract The invalidity, cancellation or termination of the contract shall not affect the validity of this clause.

Working Capital Loan Contract

▲▲Article 13 Information disclosure and confidentiality

13.1 For access and knowledge of the contract signing and performance of the borrower and of the borrower undisclosed information and information, the lender of relevant information, and the use of data (including but not limited to collection, storage, use, processing, transmission, lose, provide, open, etc.) shall not be in violation of laws and regulations and regulatory requirements, and shall comply with the law confidentiality responsibility, do not disclose the information and information to a third party, except the following circumstances:

(1) Disclosure is required by applicable laws and regulations;

(2) The judicial department or regulatory authorities require disclosure according to law;

(3) If the Borrower and the co-borrower fail to repay the loan principal and / or pay the interest in full and on time, the Lender needs to disclose to the external professional consultant of the Lender for the purpose of realizing the claims under this Contract;

(4) In order to safeguard the public interests or the legitimate rights and interests of the borrower and the co-borrower;

(5) When the borrower or the co-borrower agrees or authorizes the lender to make the disclosure.

13.2 The Borrower and the co-borrower confirm that they have signed the Power of Attorney for Credit Information Inquiry and Supply. The lender shall inquire, use and keep the credit information of the borrower and the co-borrower within the scope specified in the authorization letter.

13.3 In the article 13.1 and 13.2 of this contract, the borrower and the joint borrower further agree to bank of communications co., LTD in the following circumstances can use or disclose the information and information of the borrower and the joint borrower, including but not limited to the basic information of the borrower and the common borrower, credit transaction information, bad information, other relevant information and information and the borrower related personnel (including the legal representative, actual controller, financial personnel, etc.) contact information, etc., willing to bear all the consequences:

Allow business outsourcing agencies, third-party service providers, other financial institutions and other institutions or individuals deemed necessary, including but not limited to other branches of bank of communications co., LTD., or bank of communications co., fully or wholly owned subsidiary disclosure to use the information and information on the basis of confidentiality, for the following purposes：①Carry out bank credit business or business related to bank credit business, such as promoting the credit business of Bank of Communications Co., Ltd., collecting the arrears of borrowers and co-borrowers, implement post-loan inspection, transfer the creditor’s rights of bank credit business, etc.;②To provide or may provide new products or services or further services to the Lender to the Borrower and co-Borrower.

Working Capital Loan Contract

Whether this Article 13.3 shall apply is subject to the three parties in Article 20.2 hereof.

▲▲Article 14 Application of law and dispute resolution

This Contract is governed by the laws of the People’s Republic of China(Not applicable to the laws in Hong Kong, Macao and Taiwan) 。Any dispute under this contract shall be brought to the court with jurisdiction where the lender is located, except as otherwise agreed herein.During the dispute period, the parties shall continue to perform the provisions without the dispute.

▲▲Article 15 Effectiveness of the Contract, Loan Attributes and Contract Composition

15.1 This Contract shall become effective after being signed by the Borrower, the Co-borrower and the Lender. Signing means that the Borrower designates an authorized person to represent the Borrower and at the same time as the Co-borrower himself to fill in and confirm the relevant information according to the prompts of the corporate electronic banking interface and use the electronic signatures of the Borrower and the Co-borrower to sign and submit successfully. The Lender completes the review and confirmation of the contract submitted by the Borrower and the Co-borrower and signs with the electronic signature. The electronic seals of the Borrower, the Co-borrower and the Lender are loaded in the contract signing column.

15.2 The Borrower and the Co-borrower make the following commitments on matters related to signing this Contract through the corporate electronic banking:

(1) The Borrower shall open the corporate electronic banking of Bank of Communications according to the requirements of the Lender, and submit an application for opening the corporate electronic banking contract signing function and the “Authorization for Application for Opening Signing Authority” signed by the enterprise and designate the Co-borrower as the authorized person of the corporate electronic banking signing authority (hereinafter referred to as the “Authorized Person”).

(2) The authorized person shall log in to the corporate electronic banking using the corporate electronic banking customer number and user number specified in Article 20.1 of this Contract in accordance with the “Authorization Letter for Application for Signing Authority”, and fill in the relevant information as required by the lender, confirm the relevant information to complete the signing of this contract, and generate the borrower’s electronic signature in this contract.

(3) The co-borrower shall submit the “Puhui e-loan Co-borrower Online Signing Authorization Letter” signed by himself, log in to the corporate electronic banking using the corporate corporate electronic banking customer number and user number specified in Article 20.1 of this Contract, and fill in the relevant information as required by the lender, confirm the relevant information to complete the signing of this contract, and generate the co-borrower’s electronic signature in this contract;

Working Capital Loan Contract

(4) The lender shall complete the review and confirmation of the contract submitted by the borrower and the co-borrower and sign it using the electronic signature.

(5) The Borrower and the Co-borrower are aware of and agree to sign this Contract and the “Application for the Use of Credit Limit” and “Power of Attorney for Payment” under this Loan Contract in the aforementioned electronic signature method. The corresponding electronic signature is the true intention of the Borrower and the Co-borrower to know the content of this Contract and agree to sign this Contract. The Borrower and the Co-borrower shall bear all legal consequences arising therefrom and compensate the Lender for all losses suffered thereby.

(6) The Borrower and the Co-borrower are aware that the Lender will send the Borrower’s company name, certificate type, certificate number and the Co-borrower’s name, identity document type, and identity document number to a third-party institution with legal electronic signature certification service qualifications for the purpose of producing a digital certificate to generate a legal and valid electronic signature. The aforementioned digital certificate is limited to this signing, but the third-party institution will store the aforementioned information about the Borrower and the Co-borrower sent by the Lender for subsequent identity verification.

(7) If the Borrower suffers losses or the services it receives are hindered, blocked or delayed (including but not limited to the Borrower being unable to log into the corporate e-banking or temporarily unable to handle related business after logging in) due to force majeure and/or changes in national policies, IT system failure, communication system failure, power system failure and other reasons beyond the control of the Lender, the Lender shall not be liable for this, unless otherwise agreed by the three parties in the Supplementary Agreement. The aforementioned agreement does not exempt the liability caused by the Lender’s fault.

15.3 The “Credit Application” signed when using the credit under this Contract and other relevant documents and materials are an integral part of this Contract.

15.4 The “Credit Application” is a supplement to this Contract. Unless otherwise agreed in the “Credit Application”, the rights and obligations and related matters between the Borrower and the Co-borrower and the Lender shall still be implemented in accordance with the provisions of this Contract.

Article 16 Specific contents of the quota

16.1 The currency of the quota: Renminbi ； The amount in capital：Seven million yuan only; The quota can only be used for RMB loans, which is a revolving quota.

16.2 The credit term is from June 27,2024 to June 26,2026.

Working Capital Loan Contract

Article 17 Specific agreements on the issuance, payment and repayment of loans

17.1 The term of each loan used under this contract is not longer than 12 ☑months/☐days, And the maturity date of the entire loan is no later than June 26,2026.

17.2 The independent payment limit under this contract is RMB 100.00 million.

17.3 If one of the following conditions is met, the entrusted payment method of the lender shall be adopted:

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17.4 If the borrower makes the payment independently, the borrower shall report the payment of the loan funds to the lender within 15 days after the payment of the loan.

Article 18 Specific provisions on risk repricing

18.1 This contract adopts the following (1) risk repricing method: (1) negotiate repricing; (2) directly raise the loan interest rate.

18.2 If the method of “directly increasing the loan interest rate” is adopted: the value of the interest rate plus (minus) points after the increase is: ☐ No addition or subtraction ☐ Add percentage points ☐ Minus percentage points.If a loan is otherwise agreed, the interest rate plus (minus) point value after the loan increase shall be subject to the records in the applicable application form for quota use.

Article 19 Contact information

The contact information of the Borrower and the co-borrower to receive the notice agreed in Article 12 shall include:

Postal address: Building No. 9, Tian’an Cyber Park，No.228, Linghu Avenue, Xinwu District, Wuxi City, Jiangsu,China 214000

Addressee: Song Xiaomin

Postalcode: 214000

Telephone: _____________________________

Mobile phone number:____________________

Portraiture: _____________________________

E-mail address:__________________________

Article 20 Other agreed matters

20.1 The customer number of enterprise e-banking stipulated in Article 15.2 of this Contract is, and the user number is .

20.2 The three parties agree that Article 13.3 shall ☐ apply or ☐ not apply to this Contract.

20.3 The “Credit Line Balance” clause in Article 1 is amended to: (displayed by the system based on the borrower’s actual business situation).

Working Capital Loan Contract

The “Credit Line Balance” under this contract refers to the amount after deducting the following amount from the credit line.

☑ Loan balance under this Contract.

☐ The loan balance under this contract and the loan balance under the “Working Capital Loan Contract” numbered          signed by the three parties in              , or the loan balance under the “Tax Financing Personal Business Loan Contract” numbered             signed by B and Bank of Communications in              .

20.4 After the entry into force of this Contract, the unused amount under the Working Capital Loan Contract (No.        ) or the Tax Financing Personal Business Loan Contract (No.        ) specified in Article 20.3 and the amount restored after the repayment of the withdrawn loan shall become invalid.

20.5 Depending on the ESG risk facing the borrower's industry, the borrower □belongs to does not belongs to ☑ Class A or Class B customer

Working Capital Loan Contract

Borrower： Jiangsu Huhu Electromechanical Technology Co., LTD

Legal representative (responsible person): WANG YINGLAI

Legal address:

Coborrower:WANG YINGLAI

Certificate name:_____________________________________________

ID Number:_________________________________________________

Postal address:______________________________________________

Lender: Wuxi Branch of Bank of Communications Co., Ltd

Responsible person： Xie Jinhai

Postal address:_________________________________

Working Capital Loan Contract

The Borrower and the co-borrower have read through all the terms of the contract, the Lender has borrowed, the borrower and the co-borrower, the borrower and the co-borrower will undoubtedly ask and dispute all the contents when signing this contract, and understand the meaning of the contract terms, especially the terms marked with ▲ ▲ and its legal consequences.

(This page is the signing page of the Working Capital Loan Contract. There is no text below.)

Borrower: /s/ Jiangsu Huhu Electromechanical Technology Co., LTD

Lender: /s/ Bank of Communications Co., Ltd

Coborrower: /s/ WANG YINGLAI

Signing Date: June 27,2024